UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

POWERSTORM HOLDING, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-184363	45-3733512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31244 Palos Verdes Dr W, Ste 245 Rancho Palos Verdes, CA 90275-5370
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 1-424-327-2991

Powerstorm Capital Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2014, Sherri Li submitted her resignation from her position as a member of the Board of Directors of Powerstorm Holdings, Inc. (f/k/a Powerstorm Capital Corp.) (the “Company”). Ms. Li’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 25, 2015, the Company filed a Certificate of Amendment to its Certificate of Incorporation, to change the name of the Company from “Powerstorm Capital Corp.” to “Powerstorm Holdings, Inc.”.

Item 8.01	Other Events

On March 2, 2015, the Company issued a press release to its shareholders, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of Powerstorm Holdings, Inc., filed February 25, 2015
99.1	Press Release, dated March 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSTORM CAPITAL CORP.

Date: March 5, 2015	By:	/s/Michel Freni
Michel Freni
Chief Executive Officer